GENESISINTERMEDIA.COM, INC.
            SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PROGRAM

     1. Purpose. This Second Amended and Restated 1998 Stock Incentive Program (the "Program") is intended to secure for GenesisIntermedia.com, Inc. (the "Company"), its subsidiaries, and its stockholders the benefits arising from ownership of the Company's common stock (the "Common Stock") by those selected individuals of the Company and its subsidiaries, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the corporations. Nothing contained herein shall be construed to amend or terminate any existing options, whether pursuant to any existing plans or otherwise granted by the Company.

     2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is composed of seven parts. The first part is the Incentive Stock Option Plan (the "Incentive Plan") under which are granted incentive stock options (the "Incentive Options"). The second part is the Non-Qualified Stock Option Plan (the "Nonqualified Plan") under which are granted nonqualified stock options (the "Nonqualified Options"). The third part is the Restricted Share Plan (the "Restricted Plan") under which are granted restricted shares of Common Stock. The fourth part is the Employee Stock Purchase Plan (the "Stock Purchase Plan"). The fifth part is the Non-Employee Director Stock Option Plan (the "Directors Plan") under which grants of options to purchase shares of Common Stock may be made to non-employee directors of the Company. The sixth part is the Stock Appreciation Rights Plan (the "SAR Plan") under which SARs (as defined therein) are granted. The seventh part is the Other Stock Rights Plan (the "Stock Rights Plan") under which (i) units representing the equivalent of shares of Common Stock (the "Performance Shares") are granted;
(ii) payments of compensation in the form of shares of Common Stock (the "Stock Payments") are granted; and (iii) rights to receive cash or shares of Common Stock based on the value of dividends paid with respect to a share of Common Stock (the "Dividend Equivalent Rights") are granted. The Incentive Plan, the Nonqualified Plan, the Restricted Plan, the Stock Purchase Plan, the Directors Plan, the SAR Plan and the Stock Rights Plan are included herein as Part I, Part II, Part III, Part IV, Part V, Part VI and Part VII, respectively, and are collectively referred to herein as the "Plans." The grant of an option, SAR or restricted share or rights to purchase shares under one of the Plans shall not be construed to prohibit the grant of an option, SAR or restricted share or rights to purchase shares under any of the other Plans.

     3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

     4. Administration of the Plans. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms.
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                 GENERAL PROVISIONS OF STOCK INCENTIVE PROGRAM

     Article 1. Administration. The Program shall be administered by the Company's Board of Directors (the "Board"). If an award is to be made to an "Executive Officer" as defined in the Exchange Act (as hereinafter defined), it must be approved if the Company has a class of equity securities registered under Section 12 or 15(d) of the Exchange Act, by the Board or by a committee of the Board, that is composed solely of two or more directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Board, such committee of the Board or such other persons appointed to administer the Program, when acting to administer the Program, are herein collectively referred to as the "Program Administrators." To the extent permitted under the Exchange Act, the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law, the Program Administrators shall have the authority to delegate any and all power and authority to administer and operate the Program to such person or persons as the Program Administrators deems appropriate which if formed may be referred to by such title specified by the Board. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the committee, fill all vacancies on the committee, however caused, and may select one of the members of the committee as its Chairman.

     The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) of the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

     Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their absolute discretion,
(a) to construe and interpret the Program;  (b) to define the terms used herein;
(c) to determine the individuals to whom options and restricted shares and rights to purchase shares and other awards granted under the Program (collectively, "awards") shall be granted under the Program; (d) to determine the time or times at which options and restricted shares or rights to purchase shares shall be granted under the Program; (e) to determine the number of shares subject to each option, restricted share and purchase right, the duration of each option granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options and restricted shares and purchase rights granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the "Plan Participants") and on their legal representatives, heirs

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and beneficiaries. The Program Administrators may correct any defect, supply any omission or reconcile any inconsistency in the Program or in any agreement entered into in connection with the Program in the manner and to the extent they shall deem expedient to carry the Program into effect and shall be the sole and final judge of such expediency.

     Article 3. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares of Common Stock subject to the Plans shall be 1,400,000 shares. The maximum number of shares of Common Stock issuable pursuant to the Plans to any single Plan Participant in any given fiscal year shall be three percent (3%) of the total number of issued and outstanding shares of Common Stock of the Company. The board of directors of the Company shall make recommendations to the Program Administrators from time to time with respect to the allocation of the shares reserved under the Plans for the directors, officers, employees and agents of the Company and its subsidiaries. The shares of Common Stock issued under the Plans may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

     The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

     Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents (so long as they are natural persons) of the Company or its subsidiaries who provide bona fide services to the Company and contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program and receive options or awards under the Nonqualified Plan, the Restricted Plan, the SAR Plan, and the Stock Rights Plan, and purchase stock under the Stock Purchase Plan. Incentive Options may, however, be granted under the Incentive Plan only to a person who is an employee of the Company or its subsidiaries. An employee who receives an Incentive Option may also be granted Nonqualified Options under the Program; provided, however, that the

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grant of Nonqualified  Options and Incentive Options to an employee shall be the grant of separate options and each Nonqualified Option and each Incentive Option
shall  be  specifically   designated  as  such  in  accordance  with  applicable
provisions of the Treasury Regulations.

     The term "subsidiary" as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

     Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the voting shares of the Company voting in person or by proxy at a meeting of stockholders, in either case following adoption of the Program by the Board of Directors, which vote shall be taken or consent granted within 12 months of adoption of the Program by the Company's Board of Directors. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 7 of these General Provisions.

     Article 6. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. The adjustments determined by the Program Administrators shall be final, binding and conclusive.

     Article 7. Termination and Amendment of Program. The Program shall terminate 10 years from the date the Program is adopted by the Board of Directors, or, if applicable, the date a particular Plan is approved by the stockholders, whichever is earlier, or shall terminate at such earlier time as the Board of Directors may so determine. No options or restricted shares shall be granted and no stock shall be sold and purchased under the Program after that date. Subject to the limitation contained in Article 8 of these General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option, restricted share and stock purchase agreements to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) increase the maximum aggregate number of shares

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that may be sold or  distributed  pursuant to options  granted or stock sold and purchased under Part 1 or Part IV, except as permitted under Article 6 of these General Provisions; (b) change the minimum purchase price for shares under
Section 4 of Part I or the Purchase Price for shares under Part IV; (c) increase the maximum term established under Parts I or IV for any option or restricted share; (d) permit the granting of an option, or right to purchase shares under Parts I or IV to anyone other than as provided in Article 4 of the General Provisions; (e) change the term of Parts I or IV described in Article 5 of these General Provisions; or (f) materially increase the benefits accruing to Plan Participants under Parts I or IV of the Program.

     Article 8. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share or who has purchased a specified share or shares under Part IV, alter or impair any of that person's rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.

     Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered (or otherwise have been evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No shares shall be required to be issued and delivered upon exercise of any option, satisfaction of any conditions with respect to a restricted share or a purchaser under Part IV unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     Article 10. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

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     Article 11. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company's sole and complete discretion, the Company may, from time to time, accept shares of the Company's stock subject to one of the Plans as the source of payment for such liabilities. In addition, the Company may, in the Company's sole and absolute discretion, accept delivery of shares of the Company's stock previously acquired by the Plan Participant with an aggregate Fair Market Value (as defined in Article 25 below) equal to the applicable percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the Plan Participant.

     Article 12. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation Section 25102(o) of the California Corporations Code to the extent such Section is applicable to the Company. It is the express intent of the Company that this Program shall comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Plan Participant shall avoid liability under Section 16(b). Unless otherwise provided in any grant or award to any person who is or may thereafter be subject to Section 16 of the Exchange Act, the approval of a grant or option shall include the approval of the disposition of equity securities of the Company for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Section 16b-3(e).

     Article 13. Indemnification. No Program Administrator, as that term is defined in the Program, or any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Program Administrator shall be personally liable for any action or determination taken or made in good faith with respect to the Program, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

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     Article 14. Performance-Based Awards.

     (a) Each agreement for the grant of Performance Shares shall specify the number of Performance Shares subject to such agreement, the Performance Period and the Performance Objective (each as defined below), and each agreement for the grant of any other award that the Program Administrators determine to make subject to a Performance Objective similarly shall specify the applicable number of shares of Common Stock, the period for measuring performance and the
Performance Objective. As used herein, "Performance Objective" means a performance objective specified in the agreement for a Performance Share, or for any other award which the Program Administrators determine to make subject to a Performance Objective, upon which the vesting or settlement of such award is conditioned and "Performance Period" means the period of time specified in an agreement over which Performance Shares, or another award which the Program Administrators determine to make subject to a Performance Objective, are to be earned. Each agreement for a performance-based grant shall specify in respect of a Performance Objective the minimum level of performance below which no payment will be made, shall describe the method for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Objective, and shall specify the maximum percentage payout under the agreement. Such maximum percentage in no event shall exceed one hundred percent (100%) in the case of performance-based restricted shares and two hundred percent (200%) in the case of Performance Shares or performance-based Dividend Equivalent Rights.

     (b) The Program Administrators shall determine and specify, in their discretion, the Performance Objective in the agreement for a Performance Share or for any other performance-based award, which Performance Objective shall consist of: (i) one or more business criteria, including (except as limited under subparagraph (c) below for awards to Covered Employees (as defined below)) financial, service level and individual performance criteria; and (ii) a targeted level or levels of performance with respect to such criteria. Performance Objectives may differ between Plan Participants and between types of awards from year to year.

     (c) The Performance Objective for Performance Shares and any other performance-based award granted to a Covered Employee, if deemed appropriate by the Program Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; cash flow; book value; share price performance (including Options and SARs tied solely to appreciation in the Fair Market Value of the shares); earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Objective shall be measured over a period of years not to exceed ten
(10) as specified by the Program Administrators in the agreement for the performance-based award. No business criterion other than those named above in this Article 14(c) may be used in establishing the Performance Objective for an award to a Covered Employee under this Article 14. For each such award relating to a Covered Employee, the Program Administrators shall establish the targeted level or levels of performance for each such business criterion. The Program Administrators may, in their discretion, reduce the amount of a payout otherwise

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to be made in  connection  with an award under this Article  14(c),  but may not exercise discretion to increase such amount, and the Program  Administrators may
consider  other  performance   criteria  in  exercising  such  discretion.   All
determinations   by  the  Program   Administrators  as  to  the  achievement  of
Performance Objectives under this Article 14(c) shall be made in writing. The Program Administrators may not delegate any responsibility under this Article 14(c). As used herein, "Covered Employee" shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company's compensation practices (not necessarily an executive officer) whom the Program Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Program and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Program Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

     (d) The Program Administrators, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event
Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Program, a Plan Participant's receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant's remuneration does not exceed the limit set forth in such provisions of the Code.

     Article 15. Death Beneficiaries. In the event of a Plan Participant's death, all of such person's outstanding awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person's beneficiary (except to the extent a permitted transfer of a Nonqualified Option or SAR was previously made pursuant hereto). Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary

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designation in effect, such person's  beneficiary shall be his or her estate and such person's awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

     Article 16. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf. To the extent a Plan Participant or any other person acquires a right to receive payment pursuant to an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

     Article 17. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of California. ACCEPTANCE OF AN AWARD SHALL BE DEEMED TO CONSTITUTE CONSENT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES, STATE OF CALIFORNIA FOR ALL PURPOSES IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING RELATING TO SUCH AWARD, INCLUDING THE ENFORCEMENT OF ANY RIGHTS UNDER THE PROGRAM OR ANY AGREEMENT OR OTHER DOCUMENT, AND SHALL BE DEEMED TO CONSTITUTE CONSENT TO ANY PROCESS OR NOTICE OF MOTION IN CONNECTION WITH SUCH PROCEEDING BEING SERVED BY CERTIFIED OR REGISTERED MAIL OR PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED.

     Article 18. Arbitration. Any disputes involving the Program will be resolved by arbitration in Los Angeles, California before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     Article 19. Program Administrators' Right. Except as may be provided in an award agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, or accelerate the vesting of, any award (other than the right to purchase shares pursuant to the Stock Purchase
Plan).

     Article 20. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole discretion, may cancel any unexpired, unpaid or deferred award (other than a right to purchase shares pursuant to the Stock Purchase Plan) at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any award agreement or if the Plan

Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

     Article 21. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and an award agreement, the provisions in the Program which specifically grant such award shall control, and the provisions in the Program shall control over the provisions in any award agreement.

     Article 22. Optional Deferral. The right to receive any award under the Program (other than the right to purchase shares pursuant to the Stock Purchase
Plan) may, at the request of the Plan Participant, be deferred to such period and upon such terms and conditions as the Program Administrators shall, in their discretion, determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in shares of Common Stock.

     Article 23. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company's financial statements at least annually.

     Article 24. Lock-Up. To the extent requested by any managing underwriter to the Company, the Plan Participants shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company's securities.

     Article 25. Fair Market Value. "Fair Market Value" of a share of Common Stock shall mean:

     (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by The Nasdaq Stock Market, Inc. on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Program Administrators to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     Article 26. Reorganization. "Reorganization" shall mean a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the awards granted under the Program are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all Plan Participants), or a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder which merges with the Company in such merger, or which owns or controls another corporation which merges with the Company in such merger) cease to own their shares or other equity interests in the Company or the sale of all or substantially all of the assets of the Company.

                                     PART I

                           GENESISINTERMEDIA.COM, INC.
                           INCENTIVE STOCK OPTION PLAN

     Section 1. Purpose. The purpose of this GenesisIntermedia.com, Inc. Incentive Stock Option Plan (the "Incentive Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the Company. The Company intends that options granted pursuant to the provisions of the Incentive Plan will qualify as "incentive stock options" within the meaning of Section 422 of the Code. This Incentive Plan is Part I of the Program. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

     Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in its discretion, determine as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

     Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Incentive Plan expire later than ten (10) years from the date on which the option is granted. However, notwithstanding the above portion of this Section 3, if at the time the option is granted to grantee (the "Optionee"), the Optionee owns or would be considered to own by reason of Code
Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such option shall expire not more than 5 years from the date the option is granted. In addition, each option shall be subject to early termination as provided in the Incentive Plan.

     Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the Fair Market Value (as defined in the General Provisions) of the shares at the time of the grant of the option.

     Notwithstanding the above portion of this Section 4, if at the time an option is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the purchase price of the shares covered by such option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.

     Section 5. Maximum Amount of Options Exercisable in Any Calendar Year. Notwithstanding any other provision of this Incentive Plan, the aggregate Fair Market Value (determined at the time any Incentive Option is granted) of the Common Stock with respect to which Incentive Options become exercisable for the first time by any employee during any calendar year under all stock option plans of the Company and its subsidiaries shall not exceed $100,000.

     Section 6. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. Each option shall be exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted, subject to such reasonable conditions as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full at the time of exercise of the option in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock or, if permitted by the Program Administrators, by a combination of cash, check and shares of Common Stock or through a broker-dealer sale and remittance procedure pursuant to which the option holder (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined in accordance with the Program. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of the shares purchased upon exercise of an Incentive Option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender through the exercise of an option granted under this Incentive Plan or any other stock option or restricted stock plan of the Company.

     Section 7. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Incentive Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

     In the event of a Reorganization (as defined in the General Provisions) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

     (a) if there is no plan or agreement respecting the Reorganization (the "Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in this Section 7 shall apply; or

     (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Incentive Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

     Adjustments and determinations under this Section 7 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

     Section 8. Written Notice Required. Any option granted pursuant to the terms of the Incentive Plan shall be exercised when written notice of that exercise in accordance with the terms of that option has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised, together with payment of applicable income taxes, has been received by the Company.

     Section 9. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Incentive Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant to that exercise shall comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 9.

     Section 10. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, that he or she will remain in the employment of the Company or its subsidiary corporations following the date of the granting of that option for a period specified by the Program Administrators. Nothing in the Incentive Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or its subsidiary corporations or limit in any way the right of the Company or its subsidiary corporations at any time to terminate or alter the terms of that employment.

     Section 11. Option Rights Upon Termination of Employment. No option granted under the Incentive Plan may be exercised as an incentive stock option unless, at the time of exercise, the Optionee is and has been since the date of grant of such option continuously employed by the Company; provided, however, nothing herein shall prohibit the Program Administrators from permitting exercise of options more than ninety (90) days post termination (in which event the option shall become a non-qualified option). If an Optionee ceases to be employed by the Company or any subsidiary corporation for any reason other than death or disability, his or her option shall terminate within thirty (30) days after the date of termination of employment; provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time after the date of termination of employment, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 12. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Company or any subsidiary corporation, his or her Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     Section 14. Options Not Transferable. Options granted pursuant to the terms of the Incentive Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

     Section 15. Tolling of Vesting. Unless prohibited by applicable law or the Program Administrators provide otherwise, vesting of options shall be tolled during any unpaid leave of absence and ratably tolled during any period of materially reduced hours of service.

     Section 16. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Incentive Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.

     Section 17. Nonexclusivity of the Incentive Plan. Neither the adoption of the Incentive Plan by the Board, the submission of the Incentive Plan to stockholders of the Company for approval nor any provision of the Program or Incentive Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the Incentive Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 18. Exchange Programs. The Program Administrators may, at any time or from time to time, with the consent of the respective Incentive Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program
Administrators may at any time buy from an Incentive Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the Incentive Plan award recipient may agree.

             GENESISINTERMEDIA.COM, INC. INCENTIVE STOCK OPTION PLAN
                                  OPTION GRANT

Date of Grant: ____________________, ____


     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by, GenesisIntermedia.com, Inc., a Delaware corporation (the "Company") to ____________________ (the "Grantee"), who is an employee of the Company or one of its subsidiaries (the "Employer").

     WHEREAS, the Board of Directors of the Company (the "Board") on October 1, 1998 adopted, with subsequent stockholder approval, the GenesisIntermedia.com, Inc. Incentive Stock Option Plan which the Board thereafter amended and restated (as amended and restated, the "Plan");

     WHEREAS, the Plan provides for the granting of incentive stock options by the Board or Program Administrators to employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Program Administrators consider the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of Option.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to _____ shares of Stock at a price of $_____ per share. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Code).

2.       Exercise and Vesting.

     Subject to such further limitations as are provided herein, the Option shall vest (become exercisable) over __________ (_____) months as follows:

           Number of Shares                   Vesting Date

            ==========                        ===============
            ==========                        ===============
            ==========                        ===============
            ==========                        ===============
            ==========                        ===============
            ==========                        ===============

3.       Termination of Option.

     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of _____ years from the Date of Grant (the "Option Term" [no more than 10 years from Date of Grant or, in the case of a 10% owner, no more than five years from Date of Grant]).

     (b) If Grantee ceases for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Grantee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Grantee's shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in its sole and absolute discretion for up to sixty (60) days following the termination of employment. As determined by the Program Administrators, upon a termination of the Grantee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, for up to a one-year period following the date of such termination of the Grantee's employment.

     (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative, but only to the extent that the option would otherwise have been exercisable by the Grantee.

     (d) A transfer of the Grantee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee's employment.

4.       Exercise of Options.

     (a) The Grantee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

     (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Program Administrators, in whole or in part through the surrender of shares of Stock at their Fair Market Value on the exercise date or as otherwise provided under the Plan. The Grantee shall also pay any required income tax withholding taxes which may be payable in U.S. dollars or Option shares if acceptable to the Company in the manner set forth in the Plan.

     (c) On the date specified in the Grantee's exercise notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such option Shares. However, if (i) the Grantee is subject to Section 16 of the Securities Exchange Act of 1934 and (ii) the Grantee exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

     (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.       Adjustment of and Changes in Stock of the Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Grantee.

6.       No Rights of Stockholders.

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.       Non-Transferability of Option.

     During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

8.       Restriction on Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Grantee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Grantee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.

9.        Employment Not Affected.

     The granting of the option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

10.      Amendment of Option.

     The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

11.      Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                  To Employer:              GenesisIntermedia.com, Inc.
                                            5805 Sepulveda Boulevard
                                            Eighth Floor
                                            Van Nuys, CA 91411-2522
                                            Attn:  Secretary

                  To Grantee:               ------------------------------
                                            ------------------------------
                                            ------------------------------

12.      Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.       Governing Law.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of California, except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Grant of Option, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

GENESISINTERMEDIA.COM, INC.


By:      __________________________________
         Name:  ____________________________
         Title:  _____________________________


ACCEPTED AND AGREED TO:

[Grantee]


By:      __________________________________
         Name:  ____________________________
         Title:  _____________________________

                           GENESISINTERMEDIA.COM, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

     Option Grant. GenesisIntermedia.com, Inc. (the "Company") hereby grants to ______________________ ("Recipient") an incentive stock option (the "Option") to purchase _________________________ (__________) shares ("Option Shares") of the
Company's Common Stock, effective as of _______________ (the "Effective Date").

     Unless otherwise defined herein, terms used herein but not otherwise defined shall have the meaning set forth in the Company's Second Amended and Restated 1998 Stock Incentive Program (the "Program") and the Incentive Stock Option Plan (the "Plan") which is a part of the Program. The Option is intended by the parties to be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     Vesting. The exercise price for the Option Shares is _________________________ Dollars ($_________) per Option Share. Subject to
Recipient's continuous employment with the Company and the other terms and limitations set forth in the Plan and the Program, the Option Shares shall vest (become exercisable) in accordance with the following schedule:

             Number of Shares                   Vesting Date

               ==========                      ===============
               ==========                      ===============

     Vesting shall cease during any leave of absence, unless otherwise provided by law.

     Option Exercise. Recipient may only exercise the Option as to vested Option Shares. Following termination of employment, Recipient (or Recipient's estate) may exercise the Option only in accordance with the provisions of the Plan. The Option is non-transferable, except upon Recipient's death.

     The Option may be exercised in whole or in part. Notice of exercise of the Option must be (i) in writing and (ii) accompanied by payment of the total exercise price for the Option Shares as to which notice is being given in accordance with the terms of the Plan and the Program.

     Other Terms and Conditions. By entering into this Incentive Stock Option Agreement, Recipient agrees to be bound by the terms of the Plan and the Program.

     IN WITNESS WHEREOF, the Company and Recipient have executed this Incentive Stock Option Agreement as of the Effective Date.

GENESISINTERMEDIA.COM, INC.

By:      _____________________________________
         Name:    ______________________________
         Title:   ______________________________



Name:    ______________________________________

                                     PART II

                           GENESISINTERMEDIA.COM, INC.

                         NON-QUALIFIED STOCK OPTION PLAN

     Section 1. Purpose. The purpose of this GenesisIntermedia.com, Inc., Non-Qualified Stock Option Plan (the "Nonqualified Plan") is to permit the Company to grant options to purchase shares of its Common Stock. The Nonqualified Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the Company. Any option granted pursuant to the Nonqualified Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Nonqualified Plan is Part II of the Program. Unless any provision herein indicates to the contrary, the Nonqualified Plan shall be subject to the General Provisions of the Program.

     Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Nonqualified Plan may differ from one another as the Program Administrators shall in their discretion determine as long as all options granted under the Nonqualified Plan satisfy the requirements of the Nonqualified Plan.

     Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Nonqualified Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Nonqualified Plan expire later than ten (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Nonqualified Plan.

     Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the Fair Market Value (as defined in the General Provisions) of the shares at the time of the grant of the option.

     Section 5. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. Each option shall be exercisable a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted, subject to such reasonable conditions as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full at the time of exercise of the option in cash or by certified or cashier's check payable to the order of the Company, by shares of Common Stock or, if permitted by the Program Administrators, by a combination of cash, check and shares of Common Stock or through a broker-dealer sale and remittance procedure pursuant to which the option holder (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 4 of the Nonqualified Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

     Section 6. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Nonqualified Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

     In the event of a Reorganization (as defined in the General Provisions) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

     (a) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in this Section 6 shall apply; or

     (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Nonqualified Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

     Adjustments and determinations under this Section 6 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

     Section 7. Written Notice Required. Any option granted pursuant to the terms of this Nonqualified Plan shall be exercised when written notice of that exercise in accordance with the terms of that option has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.

     Section 8. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Nonqualified Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 8.

     Section 9. Continued Employment or Service. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her Option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option for a period specified by the Program Administrators. Nothing in this Nonqualified Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 10. Option Rights Upon Termination of Employment or Service. If an Optionee ceases to be employed by the Company or any subsidiary corporation for any reason other than death or disability, his or her option shall terminate within thirty (30) days after the date of termination of employment; provided, however, that in the event employment is terminated for cause as defined buy applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within sixty (60) days after the date of termination of employment, unless either the option or the Nonqualified Plan otherwise provides for earlier termination.

     Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 22 (e) (3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Nonqualified Plan otherwise provides for earlier termination.

     Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     Section 13. Options Not Transferable. Options granted pursuant to the terms of this Nonqualified Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

     Section 14. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Nonqualified Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

     Section 15. Tolling of Vesting. Unless prohibited by applicable law or the Program Administrators provide otherwise, vesting of Options shall be tolled during any unpaid leave of absence and ratably tolled during any period of materially reduced hours of service.

     Section 16. Nonexclusivity of the Nonqualified Plan. Neither the adoption of the Nonqualified Plan by the Board, the submission of the Nonqualified Plan to stockholders of the Company for approval nor any provision of the Program or Nonqualified Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the Nonqualified Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 17. Exchange Programs. The Program Administrators may, at any time or from time to time, with the consent of the respective Nonqualified Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program Administrators may at any time buy from a Nonqualified Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the Nonqualified Plan award recipient may agree.

                           GENESISINTERMEDIA.COM, INC.
                         NON-QUALIFIED STOCK OPTION PLAN

                                 OPTION GRANT

Date of Grant:  __________, ____

     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by GenesisIntermedia.com, Inc., a Delaware corporation (the "Company"), to __________________ (the "Grantee"), who is an employee or non-employee of the Company or one of its subsidiaries (the "Employer").

     WHEREAS, the Board of Directors of the Company (the "Board") on October 1, 1998 adopted the GenesisIntermedia.com, Inc., Non-Qualified Stock Option Plan (the "Plan");

     WHEREAS, the Plan provides for the granting of stock options by the Board or the Program Administrators to employees or non-employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Program Administrators consider the Grantee to be a person who is eligible for a grant of non-qualified stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the non-qualified stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of Option.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to __________ shares of Stock at a price of $__________ per share. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option
Shares." The Option is intended by the parties hereto to be, and shall be treated as, an option not qualified as an incentive stock option (as such term is defined under Section 422 of the Code).

2.       Exercise and Vesting.

     Subject to such further limitations as are provided herein, the Option shall vest (become exercisable) over __________ (_____) months as follows:

               Number of Shares                   Vesting Date

                  ==========                    ===============
                  ==========                    ===============
                  ==========                    ===============
                  ==========                    ===============
                  ==========                    ===============
                  ==========                    ===============

3.       Termination of Option.

     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of _________ years from the Date of Grant (the "Option Term") [no more than 10 years from Date of Grant].

     (b) If Grantee ceases for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Grantee's employment, except (1) in the event employment is terminated for cause as defined buy applicable law, in which case Grantee's shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in its sole and absolute discretion for up to sixty (60) days following the termination of employment. As determined by the Program Administrators, upon a termination of the Grantee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, for up to a one-year period following the date of such termination of the Grantee's employment.

     (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

     (d) A transfer of the Grantee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee's employment.

4.       Exercise of Options.

     (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

     (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Program Administrators, in whole or in part through the surrender of shares of Stock at their Fair Market Value on the exercise date or as otherwise provided under the Plan. The Grantee shall also pay any required income tax withholding taxes which may be payable in U.S. dollars or Option Shares if acceptable to the Company in the manner set forth in the Plan.

     (c) On the date specified in the Grantee's exercise notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. However, if (i) the Grantee is subject to Section 16 of the Securities Exchange Act of 1934 and (ii) the Grantee exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators..

     (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option shares to be purchased upon such exercise shall have been received by such date.

5.       Adjustment of and Changes in Stock of the Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Grantee.

6.       No Rights of Stockholders.

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.       Non-Transferability of Option.

     During the Grantee's lifetime, the option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Grantee and it shall thereupon become null and void.

8.       Restriction on Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Grantee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Grantee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.

9.       Employment of Service Not Affected.

     The granting of the option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment or service relationship with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment or service relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

10.      Amendment of Option.

     The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

11.      Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                  To Employer:              GenesisIntermedia.com, Inc.
                                            5805 Sepulveda Boulevard
                                            Eighth Floor
                                            Van Nuys, CA 91411-2522
                                            Attn:  Secretary

                  To Grantee:               ____________________
                                            ====================

12.      Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.      Governing Law.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of California, except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

GENESISINTERMEDIA.COM, INC.


By:      _______________________________
         Name:  _________________________
         Title:  __________________________


ACCEPTED AND AGREED TO:

[Grantee]


By:      ______________________________
         Name:  ________________________
         Title:  _________________________

                           GENESISINTERMEDIA.COM, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     Option Grant. GenesisIntermedia.com, Inc. (the "Company") hereby grants to ______________________ ("Recipient") an option (the "Option") to purchase
______________________  (__________)  shares ("Option  Shares") of the Company's
Common Stock, effective as of ____________ (the "Effective Date").

     Unless otherwise defined herein, terms used herein but not otherwise defined shall have the meaning set forth in the Company's Second Amended and Restated Stock 1998 Incentive Program (the "Program") and the Non-Qualified Stock Option Plan (the "Plan") which is a part of the Program.

     Vesting. The exercise price for the Option Shares is _________________________ Dollars ($_________) per Option Share. Subject to
Recipient's continuous employment with the Company and the other terms and limitations set forth in the Plan and the Program, the Option Shares shall vest (become exercisable) in accordance with the following schedule:

              Number of Shares                   Vesting Date

               ==========                      ===============
               ==========                      ===============

     Vesting shall cease during any leave of absence, unless otherwise provided by law.

     Option Exercise. Recipient may only exercise the Option as to vested Option Shares. Following termination of employment, Recipient (or Recipient's estate) may exercise the Option only in accordance with the provisions of the Plan. The Option is non-transferable, except upon Recipient's death.

         The Option may be exercised in whole or in part. Notice of exercise of the Option must be (i) in writing and (ii) accompanied by payment of the total exercise price for the Option Shares as to which notice is being given in accordance with the terms of the Plan and the Program.

         Other Terms and Conditions. By entering into this Non-Qualified Stock Option Agreement, Recipient agrees to be bound by the terms of the Plan and the Program.

         IN WITNESS WHEREOF, the Company and Recipient have executed this Non-Qualified Stock Option Agreement as of the Effective Date.

GENESISINTERMEDIA.COM, INC.

By:      _____________________________________
         Name:    ______________________________
         Title:   ______________________________



Name:    ______________________________________

                                    PART III

                           GENESISINTERMEDIA.COM, INC.

                              RESTRICTED SHARE PLAN

     Section 1. Purpose. The purpose of this Restricted Share Plan (the "Restricted Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The Restricted Plan is
Part III of the Program. Unless any provision herein indicates to the contrary, the Restricted Plan shall be subject to the General Provisions of the Program.

     Section 2. Terms and Conditions. The terms and conditions of restricted shares granted under the Restricted Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all restricted shares granted under the Restricted Plan satisfy the requirements of the Restricted Plan.

     Each restricted share grant shall provide to the recipient (the "Holder") the transfer of a specified number of shares of Common Stock of the Company that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period or periods (the "Restriction Period") as determined by the Program Administrators. At the time that the restricted share is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply; provided, however, with respect to awards made to employees of the Company or its subsidiaries, the maximum Restriction Period shall be five
(5) years and at least twenty percent (20%) of the restricted shares shall become non-forfeitable at the end of each year.

     The Holder of restricted shares shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the "Restricted Share Award Agreement"). Each individual who is awarded restricted shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND
                  CONDITIONS       (INCLUDING       FORFEITURE)      OF      THE
                  GENESISINTERMEDIA.COM, INC., RESTRICTED SHARE PLAN AND RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE

                                     III-1

                  REGISTERED OWNER AND GENESISINTERMEDIA.COM, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF GENESISINTERMEDIA.COM, INC.

     The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any restricted share award, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. At the expiration of each Restriction Period, the Company shall redeliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.

     Section 3. Shares Not Transferable. Subject to the provisions of the Restricted Plan and the Restricted Share Award Agreements, during the Restriction Period as may be set by the Program Administrators commencing on the grant date, the Holder shall not be permitted to sell, transfer, pledge, or assign shares of restricted shares awarded under the Restricted Plan.

     Section 4. Restricted Share Rights Upon Termination of Employment or Service. If a Holder terminates employment or service with the Company prior to the expiration of the Restriction Period, any restricted shares granted to him subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company. The Program Administrators may, in their sole discretion, accelerate the lapsing of or waive such restrictions in whole or in part based upon such factors and such circumstances as the Program Administrators may determine, in its sole discretion, including, but not limited to, the Plan Participant's retirement, death, or disability.

     Section 5. Stockholder Rights. The Holder shall have, with respect to the restricted shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of unrestricted stock shall be delivered to the grantee promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such restricted shares.

     Section 6. Compliance with Securities Laws. Shares shall not be issued under the Restricted Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present

                                     III-2
intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Holder shall consent to the imposition of a legend on the shares of Common Stock issued pursuant to the Restricted Share Plan and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

     Section 7. Continued Employment or Service. Each Holder, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her restricted shares, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that restricted share for a period specified by the Program Administrators. Nothing in the Restricted Plan or in any restricted share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 8. Tolling of Lapsing Restrictions. Unless prohibited by applicable law or the Program Administrators provide otherwise, the lapsing of repurchase rights shall be tolled during any unpaid leave of absence and ratably tolled during any period of materially reduced hours of service.

     Section 9. Nonexclusivity of the Restricted Plan. Neither the adoption of the Restricted Plan by the Board, the submission of the Restricted Plan to stockholders of the Company for approval nor any provision of the Program or Restricted Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the Restricted Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 10. Exchange Programs. The Program Administrators may, at any time or from time to time, with the consent of the respective Restricted Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program
Administrators may at any time buy from a Restricted Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the Restricted Plan award recipient may agree.

                                     III-3

                           GENESISINTERMEDIA.COM, INC.

                              RESTRICTED SHARE PLAN

                        RESTRICTED SHARE AWARD AGREEMENT

     THIS   AGREEMENT  is  made  as  of  __________,   _____,   by  and  between
GenesisIntermedia.com,   Inc.  (the  "Company"),   and   _______________________
("Grantee"):

     WHEREAS, the Company maintains the GenesisIntermedia.com, Inc., Restricted Shares Plan ("Restricted Shares Plan") under which the Program Administrators may award shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees as the Program Administrators may determine, subject to terms, conditions, or restrictions as it may deem appropriate; and

     WHEREAS, pursuant to the Restricted Shares Plan, the Program Administrators has awarded to Grantee a restricted stock award conditioned upon the execution by the Company and Grantee of a Restricted Share Award Agreement setting forth all the terms and conditions applicable to such award;

     NOW, THEREFORE, in consideration of the mutual promise and covenant contained herein, it is hereby agreed as follows:

1.       Award of Shares.

     Under the terms of the Restricted Shares Plan, the Program Administrators hereby awards and transfers to Grantee a restricted stock award on __________________ ("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Grantee's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Code.

2.       Share Restrictions; Tax Treatment.

     During the period beginning on the Grant Date and ending on the date(s) specified by the Program Administrators (the "Restriction Period"), Grantee's ownership of the Shares shall be subject to a risk of forfeiture (which risk is intended to constitute a "substantial risk of forfeiture" for purposes of
Section 83 of the Code). Specifically, if Grantee's employment or service with the Company is terminated for any reason, including Grantee's death, disability, or retirement at any time before the Restriction Period ends, Grantee shall forfeit his or her ownership in the Shares. However, in the event of Grantee's termination of employment or service, the Program Administrators may, in its sole discretion, based upon relevant circumstances such as the Grantee's death, disability, or retirement, waive the minimum employment or service requirement and provide Grantee with a nonforfeitable right to the Shares as of the date of such termination of employment or service.

                                     III-4

     The Grantee acknowledges that the Company has advised Grantee to consult his or her tax advisor regarding the election that can be made under Section 83(b) of the Code upon acquiring restricted shares which may have the effect of reducing or limiting Grantee's tax liability.

3.       Stock Certificates.

     A stock certificate evidencing the Shares shall be issued in the name of Grantee as of the Grant Date. Grantee shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Grantee shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

     Physical possession or custody of the stock certificate shall be retained by the Company until such time as the Restriction Period lapses without the occurrence of any forfeiture of the Shares in a manner described in the above Paragraph 2. Upon the expiration of the Restriction Period without the occurrence of such a forfeiture, the Company shall cause the stock certificate covering the Shares to be delivered to Grantee. In the event that Grantee's employment or service with the Company is terminated prior to the lapse of the Restriction Period and there occurs a forfeiture of the Shares, the stock certificate representing such Shares shall be then canceled and revert to the Company.

4.       Shares Not Transferable.

     During the Restriction Period, the Shares covered by the restricted stock award shall not be transferable by Grantee by means of sale, assignment, sale, pledge, encumbrance, or otherwise. During the Restriction Period, the Company shall place a legend on the stock certificate restricting the transferability of such certificate and referring to the terms and conditions applicable to the Shares pursuant to the Restricted Shares Plan and this Agreement.

     Upon the lapse of the Restriction Period, the Shares shall not be delivered to Grantee if such delivery would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the delivery of the Shares to Grantee, the Company may require Grantee to make any representation or warranty as may be required by any applicable law or regulation and, specifically, may require Grantee to provide evidence satisfactory to the Company that the Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.

5.       Administration.

     The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Restricted Shares Plan) to decide all matters relating to the administration and interpretation of the Restricted Shares Plan and this Agreement. All such Program Administrators determinations

                                     III-5
shall be final, conclusive, and binding upon the Company, Grantee, and any and all interested parties.

6.       Right to Continued Employment or Service.

     Nothing in the Restricted Shares Plan or this Agreement shall confer on a Grantee any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and the Grantee, in any way affect the Company's right to terminate Grantee's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

7.       Amendment.

     This Agreement shall be subject to the terms of the Restricted Shares Plan as amended, the terms of which are incorporated herein by reference. However, the restricted stock award that is the subject of this Agreement may not in any way be restricted or limited by any Restricted Shares Plan amendment or termination approved after the date of the award without Grantee's written consent.

8.       Force and Effect.

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

9.       Governing Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

10.      Successors.

     This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

11.      Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                                     III-6

                  To Employer:              GenesisIntermedia.com, Inc.
                                            5805 Sepulveda Boulevard
                                            Eighth Floor
                                            Van Nuys, CA 91411-2522
                                            Attn:  Secretary

                  To Grantee:               ______________________________
                                            ______________________________
                                            ______________________________

12.      Nonexclusivity of the Plan.

     Neither the adoption of the Plan by the Board, the submission of the Plan to stockholders of the Company for approval nor any provision of the Program or Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

13.      Exchange Programs.

     The Program Administrators may, at any time or from time to time, with the consent of the respective Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program Administrators may at any time buy from a Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the Plan award recipient may agree.

14.      Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

                                     III-7

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

GENESISINTERMEDIA.COM, INC.


By:      _______________________________
         Name:  _________________________
         Title:  __________________________


ACCEPTED AND AGREED TO:

[Grantee]


By:      ______________________________
         Name:  ________________________
         Title:  _________________________

                                     III-8

                                     PART IV

                           GENESISINTERMEDIA.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     Section 1. Purpose. The purpose of the GenesisIntermedia.com, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") is to promote the growth and general prosperity of the Company by permitting the Company to sell to employees of the Company and its subsidiaries shares of the Company's stock in accordance with Section 423 of the Code ("Section 423"), and it is the intention of the Company to have the Stock Purchase Plan qualify as an Employee Stock Purchase Plan in accordance with Section 423, and the Stock Purchase Plan shall be construed to administer stock purchases and to extend and limit participation consistent with the requirements of Section 423. The Stock Purchase Plan will be administered by the Program Administrators.

     Section 2. Maximum Number of Shares; Terms and Conditions. The maximum aggregate number of shares of Common Stock subject to the Stock Purchase Plan shall be one hundred thousand (100,000). The terms and conditions of shares to be offered to be sold to employees of the Company and its subsidiaries under the Stock Purchase Plan shall comply with Section 423.

     Section 3. Offering Periods and Participation. The Stock Purchase Plan shall be implemented through a series of consecutive fiscal quarters of the Company (the "Offering Periods"). A full-time employee may participate in the Stock Purchase Plan and may enroll in an Offering Period by delivering to the Company's payroll office an agreement evidencing the terms and conditions of the stock subscription in a form prescribed by the Program Administrators (the "Purchase Agreement") at least thirty (30) business days prior to the Enrollment Date for that Offering Period (or such lesser number of business days as the Program Administrators, in their sole discretion, may permit). Eligible Employees who participate in the Stock Purchase Plan may do so in the Offering Period. Purchases will be made through payroll deductions, unless direct purchases have been approved by the Program Administrators. The first day of each Offering Period will be the "Enrollment Date" and the last day of each period will be the "Exercise Date."

     Section 4. Purchase Price. The "Purchase Price" means an amount as determined by the Program Administrators that is the lesser of: (a) the Purchase Price Discount from the Fair Market Value of a share of Common Stock on the Enrollment Date, or (b) the Purchase Price Discount from the Fair Market Value of a share of Common Stock on the Exercise Date as determined under the General Provisions of the Program. The "Purchase Price Discount" shall mean the amount of the discount from the Fair Market Value granted to Plan Participants not to exceed fifteen percent (15%) of the Fair Market Value as established by the Board from time to time.

     Section 5. Grants.

     (a) Grants. On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted the right to purchase on each Exercise Date during such Offering Period (at the Purchase Price) shares of Common Stock in an amount from time to time specified by the Program Administrators as set forth in Section 5(b) below. The Program Administrators will also establish the Purchase Price Discount and the Periodic Exercise Limit. The right to purchase shall expire immediately after the last Exercise Date of the Offering Period.

     (b) Grant Limitations. Any provisions of the Stock Purchase Plan to the contrary notwithstanding, no Plan Participant shall be granted a right to purchase under the Stock Purchase Plan:

     (i) if, immediately after the grant, such Plan Participant would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (applying the constructive ownership rules of Section 424(d) of the Code and treating stock that a Plan Participant may acquire under outstanding options as stock owned by the Plan Participant);

     (ii) that permits such Plan Participant's rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such purchase) in any calendar year (computed utilizing the rules of Section 423(b)(8) of the Code); or

     (iii) that permits a Plan Participant to purchase Stock in excess of twenty percent (20%) of his or her Compensation, which shall include the gross base salary or hourly compensation paid to a Plan Participant and the gross amount of any targeted bonus, without reduction for contributions to any 401(k) plan sponsored by the Company.

     (c) No Rights in Respect of Underlying Stock. The Plan Participant will have no interest or voting right in shares covered by a right to purchase until such purchase has been completed.

     (d) Plan Account. The Company shall maintain a plan account for the Plan Participants in the Stock Purchase Plan, to which are credited the payroll deductions made for such Plan Participant pursuant to Section 6 and from which are debited amounts paid for the purchase of shares.

     (e) Common Stock Account. As a condition of participation in the Stock Purchase Plan, each Plan Participant shall be required to receive shares purchased under the Stock Purchase Plan in a common stock account (the "Common Stock Account") maintained by the Company to hold the Common Stock purchased under the Stock Purchase Plan.

     (f) Dividends on Shares. Subject to the limitations of Section 5(a) hereof and Section 423(b)(8) of the Code, all cash dividends, if any, paid with respect to shares of Common Stock purchased under the Stock Purchase Plan and held in a Plan Participant's Common Stock Account shall be automatically invested in shares of Common Stock purchased at 100% of Fair Market Value on the next Exercise Date. All non-cash distributions on Common Stock purchased under the Stock Purchase Plan and held in a Plan Participant's Common Stock Account shall be paid to the Plan Participant as soon as practicable.

     Section 6. Payroll Deductions/Direct Purchases.

     (a) Plan Participant Designations. The Purchase Agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage specified by the Program Administrators of such Eligible Employee's Compensation for the pay period preceding such payday. Direct purchases may be permitted on such terms specified by the Program Administrators.

     (b) Plan Account Balances. The Company shall make payroll deductions as specified in each Plan Participant's Subscription Agreement on each payday during the Offering Period and credit such payroll deductions to such Plan Participant's Plan Account. A Plan Participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Stock Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (c) Plan Participant Changes. A Plan Participant may discontinue his or her participation in the Stock Purchase Plan as provided in Section 9, or may increase or decrease (subject to such limits as the Program Administrator may impose) the rate of his or her payroll deductions during any Offering Period by filing with the Company a new Subscription Agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following fifteen (15) business days after the Company's receipt of the new Subscription Agreement, unless the Company elects to process a given change in participation more quickly.

     (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Plan Participant's payroll deductions shall be decreased to zero percent at such time during any Purchase Period that is scheduled to end during a calendar year (the "Current Purchase Period") when the aggregate of all payroll deductions previously used to purchase stock under the Stock Purchase Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal to the maximum permitted by Section 423(b)(8) of the Code. Payroll deductions shall recommence at the rate provided in such Plan Participant's Subscription Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Plan Participant as provided in Section 9.

     (e) Tax Obligations. At the time of the purchase of shares, and at the time any Common Stock issued under the Stock Purchase Plan to a Plan Participant is disposed of, the Plan Participant must adequately provide for the Company's federal, state or other tax withholding obligations, if any, that arise upon the purchase of shares or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Plan Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including, but not limited to, any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the eligible employee.

     (f) Statements of Account. The Company shall maintain each Plan Participant's Plan Account and shall give each Plan Participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price applicable to the Common Stock purchased, the number of shares purchased, the remaining cash balance and the dividends received, if any, for the period covered.

     Section 7. Purchase of Shares.

     (a) Automatic Exercise on Exercise Dates. Unless a Plan Participant withdraws as provided in Section 9 below, his or her Option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such Plan Participant is enrolled for the maximum whole number of shares of Common Stock as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such Plan Participant's Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan, subject to the Periodic Exercise Limit. All such shares purchased under the Stock Purchase Plan shall be credited to the Plan Participant's Common Stock Account. During a Plan Participant's lifetime, a Plan Participant's options to purchase shares under the Stock Purchase Plan shall be exercisable only by the Plan Participant.

     (b) Compliance With Securities Law. Shares of Common Stock shall not be issued with respect to any purchase of shares granted under the Stock Purchase Plan, unless the purchase of shares and the issuance and delivery of those shares pursuant to that exercise comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the shares of Common Stock purchased and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 7.

     (c) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit or otherwise, there remains in a Plan Participant's Plan Account immediately following exercise of such Plan Participant's option to purchase shares on an Exercise Date any cash accumulated immediately preceding such Exercise Date and not applied to the purchase of shares under the Stock Purchase Plan, such cash shall promptly be returned to the Plan Participant; provided, however, that if the Plan Participant shall be enrolled in the Offering Period (including, without limitation, by not withdrawing pursuant to Section 8), such cash shall be contributed to the Plan Participant's Plan Account for such next Purchase Period.

     Section 8. Holding Period. The Program Administrators may establish, as a condition to participation, a holding period of up to one (1) year.

     Section 9. Withdrawal; Termination of Employment.

     (a) Voluntary Withdrawal. A Plan Participant may withdraw from an Offering Period by giving written notice to the Company's payroll office at least thirty
(30) business days prior to the next Exercise Date. Such withdrawal shall be effective beginning thirty (30) business days after receipt by the Company's payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing Plan Participant's payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan will be paid to such Plan Participant, and on the effective date of such withdrawal such Plan Participant's option to purchase shares for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Plan Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period, unless the Plan Participant delivers to the Company a new Subscription Agreement with respect thereto.

     (b) Termination of Employment. Promptly after a Plan Participant's ceasing to be an employee for any reason all shares of Common Stock held in a Plan Participant's Common Stock Account and the payroll deductions credited to such Plan Participant's Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan will be returned to such Plan Participant or, in the case of his or her death, to the person or persons entitled thereto, and such Plan Participant's option to purchase shares will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such Plan Participant's Plan Account may be applied to the purchase of shares under the Stock Purchase Plan on such Exercise Date.

     Section 10. Non-transferability. Neither payroll deductions credited to a Plan Participant's Plan Account nor any rights with regard to the exercise of a purchase of shares or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by the Plan Participant in any way other than by will or the laws of descent and distribution, and any purchase of shares by a Plan Participant shall, during such Plan Participant's lifetime, be exercisable only by such Plan Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Program Administrator may treat such act as an election to withdraw from an offering period in accordance with Section 9.

     Section 11. Compliance with Securities Laws. Shares shall not be issued with respect to the Stock Purchase Plan, unless the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
Section 11.

     Section 12. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option to purchase shares for a period specified by the Program Administrators. Nothing in this Stock Purchase Plan shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

                                     PART V

                           GENESISINTERMEDIA.COM, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Section 1. Purpose; Plan. The purpose of this GenesisIntermedia.com, Inc., Non-Employee Director Stock Option Plan (the "Directors Plan") is to permit the Company to grant options to purchase shares of its Common Stock to non-employee directors of the Company or non-employee directors of subsidiaries of the Company who are not also members of the Board of Directors of the Company ("Independent Directors"). Any option granted pursuant to the Directors Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Directors Plan is Part V of the Program. Unless any provision herein indicates to the contrary, the Directors Plan shall be subject to the General Provisions of the Program. The terms and conditions of options granted under the Directors Plan shall be in duration, form and substance as the Program Administrators shall in their discretion determine, but in no event shall any option granted under the Directors Plan expire later than ten (10) years from the date on which the option is granted.

     Section 2. Grant Dates. Option grants shall be made on the dates specified below.

     Each individual who is first elected or appointed as an Independent Director shall automatically be granted, on the date of such initial election or appointment, a non-qualified stock option to purchase thirty thousand (30,000) shares of the Company's Common Stock, provided that individual has not previously been in the employ of the Company or any subsidiary (an "Initial Appointment Grant"). On the date of each annual stockholders meeting held after December 31, 2000, each individual who is to continue to serve as an Independent Director, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a non-qualified stock option to purchase Fifteen Thousand (15,000) shares of the Company's Common Stock, provided such individual has served as an Independent Director for at least six (6) months (an "Annual Option Grant"). There shall be no limit on the number of such Annual Option Grants any one Independent Director may receive over his or her period of Board service, and Independent Directors who have previously been in the employ of the Company (or any subsidiary) or who have otherwise received one or more stock option grants from the Company shall be eligible to receive one or more such Annual Option Grants over their period of continued Board service. Each Independent Director who serves on a Committee of the Board of Directors shall, in addition to his or her Initial Appointment Grant and Annual Option Grants, automatically upon appointment or re-appointment as a member of a Committee of the Board of Directors, be granted an option to purchase Five Thousand (5,000) shares for each twelve (12) month period of service to such Committee of the Board of Directors (a "Committee Option Grant"). There shall be no limit on the number of such Committee Option Grants any one Independent Director may receive during his or her period of Board service. Each Independent Director who serves as the chairperson or co-chairperson of a Committee of the Board of Directors shall, in addition to his or her Initial Appointment Grant and Annual Option Grants, automatically upon appointment or re-appointment as a Committee chairperson or co-chairperson, be granted an option to purchase three thousand (3,000) shares for each twelve
(12) month period of service as a Committee chairperson or co-chairperson (a "Chairperson Option Grant"). Independent Directors who serve as a Committee chairperson or co-chairperson shall be entitled to receive both a Committee Option Grant and the additional three thousand (3,000) share Chairperson Option Grant for each chairperson or co-chairperson position held.

     Section 3. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of the Company's Common Stock on the date of grant. The exercise price shall be payable in full at the time of exercise of the option in cash or by certified or cashier's check payable to the order of the Company, by shares of Common Stock or, if permitted by the Program Administrators, by a combination of cash, check and shares of Common Stock or payment through a broker-dealer sale and remittance procedure pursuant to which the option holder (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined in accordance with the Program. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

     Section 4. Option Term. Each option granted under the Director's Plan shall have a term of ten (10) years measured from the date of grant.

     Section 5. Exercise and Vesting of Options. Each Initial Appointment Grant, Annual Option Grant, Committee Option Grant and Chairperson Option Grant shall be immediately exercisable for any or all of the option shares; provided, however, the shares subject to each Initial Appointment Grant, Annual Option Grant, Committee Option Grant and Chairperson Option Grant shall be subject to a repurchase right in favor of the Company which shall lapse as follows:

     (a) Initial Appointment Grants.

     (i) If an Independent Director attends, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors of the Company during the twelve (12) months following the grant of such Independent Director's Initial Appointment Grant, then the Company's repurchase right shall lapse as to fifty percent (50%) of the shares subject to such Independent Director's Initial Appointment Grant upon the first anniversary of the grant of the Initial Appointment Grant.

     (ii) If an  Independent  Director  fails to  attend,  either  in  person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during the twelve (12) months following the grant of such Independent Director's Initial Appointment Grant then, upon the first anniversary of the Initial Appointment Grant, the Company's repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of Board of Directors meetings attended by such Independent Director during the twelve (12) months following grant of the Initial Appointment Grant and (ii) fifty percent (50%) of the shares subject to such Initial Appointment Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the duly conducted meetings of the Board of Directors held within twelve (12) months from the date of grant of the Initial Appointment Grant, then the repurchase right shall not lapse as to any of the option shares on the first anniversary of the grant of the Initial Appointment Grant.

     (iii) Upon the second anniversary of the grant of the Initial Appointment Grant, provided that the Independent Director has attended, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during the twelve (12) month period commencing on the first anniversary of the date of grant of the Initial Appointment Grant ("Year 2"), the repurchase right shall lapse as to fifty percent (50%) of the shares underlying such Initial Appointment Grant.

     (iv) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during Year 2, then the repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of meetings of the Board of Directors attended by such Independent Director in Year 2 and (ii) fifty percent (50%) of the shares subject to such Independent Director's Initial Appointment Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the duly conducted meetings of the Board of Directors held in Year 2, then the repurchase right shall not lapse as to any of the shares remaining subject to repurchase under such Initial Appointment Grant.

     (b) Annual Option Grants.

     (i) If an Independent Director attends, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during the twelve (12) months following the grant of such Independent Director's Annual Option Grant, then the Company's repurchase right shall lapse as to fifty percent (50%) of the shares subject to such Independent Director's Annual Option Grant.

     (ii) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during the twelve (12) months following the grant of such Independent Director's Annual Option Grant then, upon the first anniversary of such Annual Option Grant, the Company's repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of meetings of the Board of Directors attended by such Independent Director during the twelve (12) months following the grant of such Annual Option Grant and (ii) fifty percent (50%) of the shares subject to such Annual Option Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the duly conducted meetings of the Board of Directors held within twelve (12) months from the date of grant of the Annual Option Grant, then the repurchase right shall not lapse as to any of the option shares on the first anniversary of such Annual Option Grant.

     (iii) Upon the second anniversary of the grant of such Annual Option Grant, provided that the Independent Director has attended, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during the twelve (12) month period commencing on the first anniversary of the date of grant of the Annual Option Grant ("Year 2"), the repurchase right shall lapse as to fifty percent (50%) of the shares underlying such Annual Option Grant.

     (iv) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the Board of Directors during Year 2, then the repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of meetings of the Board of Directors attended by such Independent Director in Year 2 and (ii) fifty percent (50%) of the shares subject to such Independent Director's Annual Option Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the duly conducted meetings of the Board of Directors held in Year 2, then the repurchase right shall not lapse with respect to any of the shares remaining subject to repurchase under such Annual Option Grant .

     (c) Committee Option Grant.

     (i) If an Independent Director attends, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the committee of which such Independent Director is a member during the twelve (12) months following the grant of such Independent Director's Committee Option Grant, then the Company's repurchase right shall lapse as to fifty percent (50%) of the shares subject to such Independent Director's Committee Option Grant upon the first anniversary of such Committee Option Grant.

     (ii) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the meetings of the committee of which such Independent Director is a member duly conducted during the twelve (12) months following the grant of such Independent Director's Committee Option Grant, then the Company's repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of committee meetings attended by such Independent Director during the twelve (12) months following the grant of such Committee Option Grant and (ii) fifty percent (50%) of the shares subject to such Committee Option Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the committee meetings of which such Independent Director is a member duly conducted within twelve (12) months from the date of grant of the Committee Option Grant, then the repurchase right shall not lapse as to any of the shares upon the first anniversary of such Committee Option Grant.

     (iii) Upon the second anniversary of the grant of such Committee Option Grant, provided that the Independent Director has attended, either in person or telephonically, at least seventy-five percent (75%) of the meetings of the committee of which such Independent Director is a member duly conducted during the twelve (12) month period commencing on the first anniversary of the date of grant of the Committee Option Grant ("Year 2"), the repurchase right shall lapse as to fifty percent (50%) of the shares underlying such Committee Option Grant .

     (iv) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the meetings of the committee of which such Independent Director is a member duly conducted during Year 2, then the repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of committee meetings attended by such Independent Director in Year 2 and (ii) fifty percent (50%) of the shares subject to such Independent Director's Committee Option Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the committee meetings of which such Independent Director is a member duly conducted in Year 2, then the repurchase right shall not lapse with respect to any of the shares remaining subject to repurchase under such Committee Option Grant. For purposes of this section, the meetings of each Committee of the Board of Directors shall be considered separately and the Company shall determine the attendance record of each Independent Director who serves on more than one such Committee on a committee-by-committee basis.

     (d) Chairperson Option Grants.

     (i) If an Independent Director attends, either in person or telephonically, at least seventy-five percent (75%) of the meetings of the committee of which such Independent Director is a member duly conducted during the twelve (12) months following the grant of such Independent Director's Chairperson Option Grant, then the Company's repurchase right shall lapse as to fifty percent (50%) of the shares subject to such Independent Director's Chairperson Option Grant upon the first anniversary of such Chairperson Option Grant.

     (ii) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the meetings of the committee of which such Independent Director is a member duly conducted during the twelve (12) months following the grant of such Independent Director's

Chairperson Option Grant, then the Company's repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of committee meetings attended by such Independent Director in the twelve (12) months following grant of such Chairperson Option Grant and (ii) fifty percent (50%) of the shares subject to such Chairperson Option Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the committee meetings of which such Independent Director is a member duly conducted within twelve (12) months from the date of grant of such Chairperson Option Grant, then the repurchase right shall not lapse as to any of the option shares upon the first anniversary of the grant of the Chairperson Option Grant.

     (iii) Upon the second anniversary of the option grant date, provided that the Independent Director attends, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted committee meetings of which such Independent Director is a member during the twelve (12) months period commencing on the first anniversary of the date of grant of the Chairperson Option Grant (the "Year 2"), the repurchase tight shall lapse as to fifty percent (50%) of the shares underlying such Chairperson Option Grant.

     (iv) If an Independent Director fails to attend, either in person or telephonically, at least seventy-five percent (75%) of the duly conducted meetings of the committee of which such Independent Director is a member during Year 2, then the repurchase right shall lapse only as to that number of shares equal to the product of (i) the percentage of meetings of the committee of which such Independent Director is a member duly conducted in Year 2 and (ii) fifty percent (50%) of the shares subject to such Independent Director's Chairperson Option Grant; provided, however, if an Independent Director attends less than fifty percent (50%) of the meetings of the committee of which such Independent Director is a member duly conducted in Year 2, then the repurchase right shall not lapse with respect to any of the shares remaining subject to repurchase under such Chairperson Option Grant. For purposes of this section, the meetings of each Committee of the Board of Directors shall be considered separately and the Company shall determine the attendance record of each Independent Director who serves on more than one such Committee on a committee-by-committee basis.

     All shares purchased upon the exercise of options granted under the Directors Plan which are subject to repurchase rights may be repurchased by the Company at the exercise price paid per share by such Independent Director.
Notwithstanding anything to the contrary contained herein, if the Company's repurchase right has not lapsed as to any shares under an Initial Appointment Grant, an Annual Option Grant, a Committee Option Grant or a Chairperson Option Grant, as the case may be, by the second anniversary of the date of such Initial Appointment Grant, Annual Option Grant, Committee Option Grant or Chairperson Option Grant, then the Company's repurchase right shall remain in effect until the fifth (5th) anniversary of such grant and shall lapse in equal quarterly increments over the three (3) year period beginning on the second anniversary of the date of such grant and ending on the fifth (5th) anniversary of such grant.

     Section 6. Options Not Transferable. Options granted pursuant to the terms of the Directors Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Independent Director only by that Independent Director. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

     Section 7. Termination of Board Service. The following provisions shall govern the exercise of any options held by an Independent Director at the time the Independent Director ceases to serve as a Board member:

     (a) The Independent Director (or, in the event of the Independent Director's death, the personal representative of the Independent Director's estate or the person or persons to whom the option is transferred pursuant to the Independent Director's will or the law of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12) month period following the date of such cessation of Board service in which to exercise each such option.

     (b) Except as provided in (c) below, during the twelve (12) month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock as to which the repurchase right has lapsed at the time of cessation of service to the Board by such Independent Director.

     (c) Should the Independent Director cease to serve as a Board member by reason of death or permanent disability, then all shares at the time subject to the option shall immediately be free of repurchase restrictions so that such option may, during the twelve (12) month exercise period following such cessation of Board service, be exercised for all or any portion of those shares, without being subject to repurchase.

     (d) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12) month exercise period or (if earlier) upon expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option had not been exercised.

     Section 8. Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Directors Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the

Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 2.

     Section 9. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Directors Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

     Section 10. Nonexclusivity of the Directors Plan. Neither the adoption of the Directors Plan by the Board, the submission of the Directors Plan to stockholders of the Company for approval nor any provision of the Program or Directors Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the Directors Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 11. Exchange Programs. The Program Administrators may, at any time or from time to time, with the consent of the respective Directors Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program Administrators may at any time buy from a Directors Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the Directors Plan award recipient may agree.

                                     PART VI

                         STOCK APPRECIATION RIGHTS PLAN

     Section 1. SAR Terms and Conditions. The purpose of this Stock Appreciation Rights Plan (the "SAR Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The terms and conditions of SARs granted under the SAR Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each SAR agreement (the "SAR Agreement"). Unless any provision herein indicates to the contrary, this SAR Plan shall be subject to the General Provisions of the Program.

     Section 2. Duration of SARs. Each SAR and all rights thereunder granted pursuant to the terms of the SAR Plan shall expire on the date determined by the Program Administrators as evidenced by the SAR Agreement, but in no event shall any SAR expire later than ten (10) years from the date on which the SAR is granted. In addition, each SAR shall be subject to early termination as provided in the SAR Plan.

     Section 3. Grant. Subject to the terms and conditions of the SAR Agreement, the Program Administrators may grant the right to receive a payment upon the exercise of a SAR which reflects the appreciation in the Fair Market Value of the number of shares of Common Stock for which such SAR was granted to any person who is eligible to receive Awards either: (i) in tandem with the grant of an Incentive Option; (ii) in tandem with the grant of a Nonqualified Option; or
(iii) independent of the grant of an Incentive Option or Nonqualified Option. Each grant of a SAR which is in tandem with the grant of an Incentive Option or Nonqualified Option shall be evidenced by the same agreement as the Incentive Option or Nonqualified Option which is granted in tandem with such SAR and such SAR shall relate to the same number of shares of Common Stock to which such Option shall relate and such other terms and conditions as the Program Administrators, in their sole discretion, deem are not inconsistent with the terms of the SAR Plan, including conditions on the exercise of such SAR which relate to the employment of the Plan Participant or any requirement that the Plan Participant exchange a prior outstanding option and/or SAR.

     Section 4. Payment at Exercise. Upon the settlement of a SAR in accordance with the terms of the SAR Agreement, the Plan Participant shall (subject to the terms and conditions of the SAR Plan and SAR Agreement) receive a payment equal to the excess, if any, of the SAR Exercise Price (as defined below) for the number of shares of the SAR being exercised at that time over the SAR Grant Price (as defined below) for such shares. Such payment may be paid in cash or in shares of the Company's Common Stock or by a combination of the foregoing, at the time of exercise of the SAR, specified by the Program Administrators in the SAR Agreement. If any portion of the payment is paid shares of the Company's Common Stock, such shares shall be valued for this purpose at the SAR Exercise Price on the date the SAR is exercised and any payment in shares which calls for a payment in fractional share shall automatically be paid in cash based on such valuation. As used herein, "SAR Exercise Date" shall mean the date on which the exercise of a SAR occurs under the SAR Agreement, "SAR Exercise Price" shall mean the Fair Market Value of a shares of Common Stock on a SAR Exercise Date and "SAR Grant Price" shall mean the price which would have been the option exercise price for one share of Common Stock if the SAR had been granted as an option, or if the SAR granted in tandem with an option, the option exercise price per share for the related option.

     Section 5. Special Terms and Conditions. Each SAR Agreement which evidences the grant of a SAR shall incorporate such terms and conditions as the Program Administrators in their absolute discretion deem are not inconsistent with the terms of the SAR Plan and the agreement for Incentive Option or Nonqualified Option, if any, granted in tandem with such SAR except that: (i) if a SAR is granted in tandem with an Incentive Option or Nonqualified Option, the SAR shall be exercisable only when the related Incentive Option or Nonqualified Option is exercisable; and (ii) the Plan Participant's right to exercise a SAR granted in tandem with an Incentive Option or Nonqualified Option shall be forfeited to the extent that the Plan Participant exercises the related Incentive Option or Nonqualified Option and the Plan Participant's right to exercise the Incentive Option or Nonqualified Option shall be forfeited to the extent the Plan Participant exercises the related SAR, but any such forfeiture shall not count as a forfeiture for purposes of making the shares subject to such option or SAR again available for use under the General Provisions of the Plan.

     Section 6. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the SAR Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

     Section 7. Continued Employment or Service. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option for a period specified by the Program Administrators. Nothing in this SAR Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 8. Option Rights Upon Termination of Employment or Service. If an Optionee under this SAR Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within sixty (60) days after the date of termination of employment or service, unless either the option or this Nonqualified Plan otherwise provides for earlier termination.

     Section 9. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 22 (e) (3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the SAR Plan otherwise provides for earlier termination.

     Section 10. Nonexclusivity of the SAR Plan. Neither the adoption of the SAR Plan by the Board, the submission of the SAR Plan to stockholders of the Company for approval nor any provision of the Program or SAR Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the SAR Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 11. Exchange Programs. The Program Administrators may, at any time or from time to time, with the consent of the respective SAR Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program Administrators may at any time buy from a SAR Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the SAR Plan award recipient may agree.

                                    PART VII

                             OTHER STOCK RIGHTS PLAN

     Section 1. Terms and Conditions. The purpose of the Other Stock Rights Plan (the "Stock Rights Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. The terms and conditions of Performance Shares, Stock Payments or Dividend Equivalent Rights granted under the Stock Rights Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each stock rights agreement (the "Stock Rights Agreement"). Unless any provision herein indicates to the contrary, this Stock Rights Plan shall be subject to the General Provisions of the Program.

     Section 2. Duration. Each Performance Share or Dividend Equivalent Right and all rights thereunder granted pursuant to the terms of the Stock Rights Plan shall expire on the date determined by the Program Administrators as evidenced by the Stock Rights Agreement, but in no event shall any Performance Shares or Dividend Equivalent Rights expire later than ten (10) years from the date on which the Performance Shares or Dividend Equivalent Rights are granted. In addition, each Performance Share, Stock Payment or Dividend Equivalent Right shall be subject to early termination as provided in the Stock Rights Plan.

     Section 3. Grant. Subject to the terms and conditions of the Stock Rights Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided under the Stock Rights Plant. Each grant of Performance Shares, Dividend Equivalent Rights and Stock Payments shall be evidenced by a Stock Rights Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole discretion, deem are not inconsistent with the terms of the Stock Rights Plan.

     Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Stock Rights Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Stock Rights Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Stock Rights Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by shares of the Company's Common Stock or by the surrender of all or part of an Award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination

                                     VII-1
of the foregoing. If any portion of the purchase price is paid in shares of the Company's Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance herewith. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or Award to satisfy the exercise or settlement price.

     Section 5. Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under other compensatory arrangements, with or without the election of the eligible person, provided that the Plan Participant will be required to pay an amount equal to the aggregate par value of any newly issued Stock Payments. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Stock Rights Agreement for such Stock Payment.

     Section 6. Dividend Equivalent Rights. The Program Administrators may grant Dividend Equivalent Rights in tandem with the grant of Incentive Option or Nonqualified Option, SARs, Restricted Shares or Performance Shares that otherwise do not provide for the payment of dividends on the shares of Common Stock subject to such awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any other such award. A Dividend Equivalent Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Stock Rights Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Stock Rights Agreement for such Dividend Equivalent Rights. The total payment attributable to a share of Common Stock subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to an outstanding share of Common Stock during the term of such Dividend Equivalent Right, taking into account any assumed investment (including assumed reinvestment in shares of Common Stock) or interest earnings on the equivalent dividends as determined under the Stock

                                     VII-2

Rights Agreement in the case of a deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if a Dividend Equivalent Right is subject to a Performance Objective.

     Section 7. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Stock Rights Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 7.

     Section 8. Continued Employment or Service. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option for a period specified by the Program Administrators. Nothing in this Stock Rights Plan in any option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 9. Option Rights Upon Termination of Employment or Service. If an Optionee under this Stock Rights Plan an ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within sixty (60) days after the date of termination of employment or service, unless either the option or this Stock Rights Plan otherwise provides for earlier termination.

     Section 10. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 22 (e) (3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may

                                     VII-3
allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Stock Rights Plan otherwise provides for earlier termination.

     Section 11. Nonexclusivity of the Stock Rights Plan. Neither the adoption of the Plan by the Board, the submission of the Stock Rights Plan to stockholders of the Company for approval nor any provision of the Program or Stock Rights Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards other than under the Stock Rights Plan or Program, and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 12. Exchange Programs. The Program Administrators may, at any time or from time to time, with the consent of the respective Stock Rights Plan award recipients, authorize the Company to issue new awards in exchange for the surrender and cancellation of all or any outstanding awards. The Program
Administrators may at any time buy from a Stock Rights Plan award recipient an award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Program Administrators and the Stock Rights Plan award recipient may agree.

                                     VII-4